UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

25134 Rye Canyon Loop, Suite 300 Valencia, California		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On April 6, 2017, MannKind Corporation (the “Company”) entered into a Change of Control Agreement with each of its executive officers (each, an “Executive”), consisting of: Matthew J. Pfeffer, Michael E. Castagna, David Thomson, Ph.D., J.D., Raymond Urbanski, M.D., Ph.D., Joseph Kocinsky, Rose Alinaya and Stuart A. Tross, Ph.D.

The Change of Control Agreement with each Executive provides for the employment of the Executive during the two-year period following a change of control of the Company and certain benefits during that period. Each Change of Control Agreement provides that during the two-year period following a change of control of the Company, the Executive will (i) have a position and duties commensurate to those of the Executive prior to the change of control, (ii) perform his or her services at the same work site as before the change of control, (iii) receive an annual base salary at least equal to the Executive’s annual base salary in effect during the year in which the change of control occurs, (iv) be eligible for an annual performance-based bonus equal to the average annual bonus paid or payable to the Executive for the three years prior to the change of control and (v) receive other benefits.

In addition, each Change of Control Agreement provides that in the event the Executive’s employment is terminated other than for cause or if the Executive resigns for good reason during the two-year period following a change of control of the Company (or prior to, but in anticipation of, a change of control of the Company), the Executive will be entitled to certain severance benefits, consisting of (i) the continuation of base salary for 18 months following the date of termination, (ii) the payment of an amount equal to 1.5 times the average annual bonus paid or payable to the Executive for the three years prior to the change of control, (iii) a pro rated annual bonus amount for the current year if the performance criteria for earning such bonus is met or if the Company’s board of directors determines that all such criteria could have been satisfied if the Executive remained employed for the full fiscal year, (iv) health and dental insurance benefits for up to 18 months following the date of termination, (v) the immediate vesting of all of the Executive’s equity awards and (vi) the extension of the time to exercise vested stock options following the date of termination.

The term of each Change of Control Agreement is for a period of two years and will be automatically renewed for additional one-year periods unless either party gives notice to terminate at least 90 days prior to the end of its initial term or any subsequent term.

The foregoing description is only a summary of the Change of Control Agreements and is qualified in its entirety by the terms of the Change of Control Agreements, the form of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Form of Change of Control Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

By:	/s/ David Thomson
	Name:	David Thomson, Ph.D., J.D.
	Title:	Corporate Vice President, General Counsel and Secretary

Dated: April 7, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Form of Change of Control Agreement